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                                                                    Exhibit 23.2

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Post-Effective Amendment No. 1 to Registration Statement No. 333-65440 of Radian Group Inc. on Form S-4 of our report related to the consolidated financial statements of Enhance Financial Services Group Inc., dated April 12, 2001, appearing in the Prospectus, which are part of this Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.


/s/ Deloitte & Touche LLP

New York, New York
November 14, 2001